Exhibit 10.30(e)

[LOGO] PLAYBOY ENTERPRISES, INC.                      INTEROFFICE CORRESPONDENCE

DATE:    December 21, 2007
TO:      Alex Vaickus
FROM:    Christie Hefner
SUBJECT: Severance

This will confirm that if you are terminated at any time during the course of your employment not for cause (as defined below), you will be entitled to receive 12 months severance pay based on your salary at that time. "For cause" is defined as conviction of a crime involving dishonesty, fraud or breach of trust, or engaging in conduct materially injurious to Playboy. In the event of such termination you will have no duty to mitigate damages, and you will be free to accept other employment at your discretion.

      /s/ Christie Hefner
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      Christie Hefner